UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

AMB PROPERTY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Maryland	001-13545	94-3281941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices, including Zip Code)

(415) 394-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 1, 2011, AMB Property Corporation, a Maryland corporation (“AMB”), held a special meeting of stockholders in order to vote upon the following matters relating to the proposed merger between AMB and ProLogis, a Maryland real estate trust (“ProLogis”):

(1) to approve the merger of New Pumpkin, Inc. with and into AMB, with AMB surviving, including the issuance of AMB common stock and preferred stock to shareholders of ProLogis in connection therewith;

(2) to amend certain provisions of the amended and restated bylaws of AMB, effective upon the consummation of the merger;

(3) to amend the AMB charter, effective upon the consummation of the merger; and

(4) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the above proposals.

The following is a summary of the voting results for each matter presented to AMB stockholders:

(1) AMB stockholders approved the proposal to approve the merger.  Voting results were as follows:

FOR	AGAINST	ABSTAIN
151,864,235	457,089	1,894,515

(2) AMB stockholders approved the proposal to amend the AMB bylaws.  Voting results were as follows:

FOR	AGAINST	ABSTAIN
151,849,047	464,624	1,902,168

                (3) AMB stockholders did not approve the proposal to amend the charter.  Voting results were as follows:

FOR	AGAINST	ABSTAIN
94,461,331	59,736,167	18,341

(4) AMB stockholders approved the proposal to adjourn the special meeting if necessary.  Voting results were as follows:

FOR	AGAINST	ABSTAIN
134,194,224	18,038,095	1,983,520

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: June 2, 2011	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	Senior Vice President, General Counsel and Secretary